UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2023

PaxMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41475	85-0870387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 South Broadway, Suite 125 Tarrytown, NY	10591
(Address of principal executive offices)	(Zip Code)

(914) 987-2876

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PXMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 14, 2023, PaxMedica, Inc. (the “Company”) received a written notification from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has demonstrated compliance with Nasdaq’s bid price requirement with respect to the Company’s common stock, and that, accordingly, Nasdaq considers the prior outstanding minimum bid price deficiency matter described below to be closed.

On August 2, 2023, we received a notification letter (the “Minimum Bid Letter”) from the staff (the “Staff”) of the Listing Qualification Department of Nasdaq stating that we were not in compliance with Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), requiring us to have a minimum bid price of $1.00 per share of common stock for 30 consecutive days. Nasdaq granted us a period of 180 calendar days, or until January 29, 2024, to regain compliance with the Minimum Bid Price Requirement, during which our shares of common stock were expected to remain eligible to be listed and traded on The Nasdaq Capital Market, unless we are subject to delisting for a different deficiency. On October 30, 2023, we filed a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a 1-for-17 reverse stock split of our outstanding common stock.

Remaining Open Nasdaq Matter

As previously disclosed, we were also notified by the Staff on December 6, 2022 that we were not in compliance with Listing Rule 5550(b)(2) (the “Minimum Market Value Requirement”), requiring us to maintain a market value of listed securities of a minimum of $35 million for a period of 30 consecutive business days, which remains open. Nasdaq granted us a period of 180 calendar days, or until June 5, 2023, to regain compliance with the Minimum Market Value Requirement. On June 12, 2023, we received a determination letter (the “Minimum Market Value Letter”) from the Staff of the Listing Qualifications Department of Nasdaq stating that we had not regained compliance the Minimum Market Value Requirement during the 180-day grace period. Pursuant to the Minimum Market Value Letter, unless we requested a hearing to appeal the Staff’s determination by 4:00 p.m., Eastern Time, on June 20, 2023, trading of our common stock would be suspended at the opening of business on June 22, 2023, and a Form 25-NSE would be filed with the Securities and Exchange Commission (the “SEC”), which would remove our common stock from listing and registration on Nasdaq. On June 20, 2023, we requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Staff’s delisting determination, which was scheduled for August 10, 2023. Our hearing request stayed the suspension of trading of our common stock through the hearing process and until the Panel issued a written decision. On August 16, 2023, we received a decision from the Panel granting our request for an exception to maintain our listing on The Nasdaq Capital Market notwithstanding our failure to regain compliance with the Minimum Market Value Requirement. Our request was granted, subject to us demonstrating compliance, on or prior to December 11, 2023, with the alternative criteria set forth in Nasdaq Listing Rule 5550(b)(1), which requires us to maintain stockholders' equity of at least $2.5 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PaxMedica, Inc.

By:	/s/ Howard J. Weisman
Name:	Howard J. Weisman
Title:	Chief Executive Officer

Date: November 14, 2023